Exhibit  3.1

AMENDED AND RESTATED BY-LAWS

of

TRANS-LUX CORPORATION

Effective as of May 3, 2012

OFFICES

                        1.       Offices.  The Corporation may have an office or offices at such place or places within and/or without the State of Delaware as the Board of Directors may from time to time appoint, or the business of the Corporation may require.

2.        Books and Records.  Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time.  The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

                        3.       Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware," and be in such form as the Board of Directors shall determine.

STOCKHOLDERS’ MEETINGS

                        4.        Place of Meetings.  All meetings of the stockholders shall be held at such place, if any, either within or without the State of Delaware, as shall be designated from time to time by resolution of the Board of Directors and stated in the notice of meeting.

                        5.       Annual Meeting.  (a)  The annual meeting of stockholders shall be held on such date as selected by the Board of Directors, at such hour as the Board of Directors shall fix and designate in the notice of meeting, for the purpose of electing directors, by ballot, and for the transaction of such other business as may properly be brought before the meeting.

                                  (b)        At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this paragraph and applicable law.  For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the Corporation in accordance with Rule 14a-8(e)(2) under the Securities Exchange Act of 1934 or, if the Corporation is not subject to such proxy rule, not less than thirty (30) days prior to the date of the annual meeting.  A stockholder's notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder and (iv) any material interest of such stockholder in such business.  Notwithstanding anything in these by-laws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this paragraph (b).  The officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this paragraph (b) and, if such officer or other person should so determine, such officer or such other person shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

                                  (c)        Only persons who are nominated in accordance with the procedures set forth in these by-laws shall be eligible for election as directors.  Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (c).  Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation.  To be timely, a stockholder's notice shall be delivered or mailed to and received at the principal executive offices of the Corporation not less than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting.  Such stockholder's notice shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the Corporation's books, of such stockholder and (y) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder.  At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.  No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this paragraph (c).  The officer of the Corporation or other person presiding at the meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with such provisions and, if such officer or other person should so determine, such officer or other person shall so declare to the meeting and the defective nomination shall be disregarded.

                        6.       Adjournments.  Any meeting of the stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting as of the record date for notice of such adjourned meeting.

                        7.       Quorum.   The holders of a majority of the voting power of the stock issued and outstanding, and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, by the certificate of incorporation or by these by-laws.  If, however, such majority shall not be present in person or represented by proxy at any meeting of the stockholders, then either the stockholders (by the affirmative vote of a majority of the voting power present in person or by proxy and entitled to vote thereat), or the chairperson of the meeting, shall have the power to adjourn the meeting from time to time, in the manner provided in Section 6.

                        8.       Voting; Proxies.  At each meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three (3) years prior to said meeting, unless said instrument provides for a longer period.  All proxies shall be subject to cancellation before any meeting, and any proxy shall be deemed cancelled by a proxy of later date.  Each holder of Common Stock shall have one for each such share of stock having voting power registered in his name on the books of the Corporation as of the record date set by the Board of Directors.  The vote for directors, and, upon the demand of any stockholder, the vote upon any question before the meeting shall be by ballot.  All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or the rules of any stock exchange upon which the Corporation’s securities are listed, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

                        9.       Inspectors at Meetings of Stockholders.  There shall be appointed by the Board of Directors at a regular or special meeting of the Board preceding a stockholders' meeting at which an election of directors shall take place, one or more inspectors of election, who may be employees of the Corporation.  If any or all of the inspectors so appointed by the Board of Directors shall refuse to act or fail to attend the stockholders' meeting, then the Chairman of the Board shall at the opening of the stockholders' meeting appoint an inspector or inspectors to fill any vacancy caused by any or all of said inspectors failing to attend or refusing to act.  The inspectors appointed to act as aforesaid, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of inspectors at such meeting, and according to their best ability, and the oath so taken shall be subscribed by them and filed with the Secretary of the Corporation.  Inspectors shall receive and take charge of all proxies and ballots and shall decide all questions touching upon the qualification of voters, the validity of proxies and the acceptance and rejection of votes.  If a proxy is apparently the act of the stockholder and regular upon its face, the inspectors may accept the same. Inspectors shall make a written certificate of the result of election and file the same with the Secretary of the Corporation.  No ballot, proxies, votes or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

                        10.     Notice of Meetings.  Notice of the place, if any, date, hour, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and means of remote communication, if any, of every meeting of stockholders shall be given by the Corporation not less than ten (10) days nor more than sixty (60) days before such meeting (unless a different time is specified by law) to every stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Except as otherwise provided herein or permitted by applicable law, notice to stockholders shall be in writing and delivered personally or mailed to the stockholders at their address appearing on the books of the Corporation.  Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings may be given to stockholders by means of electronic transmission in accordance with applicable law. Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

                        11.     List of Stockholders.  A complete list of the stockholders entitled to vote at the ensuing elections, arranged in alphabetical order, with the residence of each, and the number of voting shares held by each shall be prepared by the Secretary and filed in the principal place of business of the Corporation, at least ten (10) days before every election, and shall at all times, during the usual hours for business, be open to the examination of any stockholder for any purpose germane to the meeting.  If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting the whole time thereof and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for inspection by any stockholder during the whole time of the meeting as provided by applicable law. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

                        12.     Special Meetings.  Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board and shall be called by the Chairman of the Board or by the Secretary at the request in writing of a majority of the Board of Directors.  Such request shall state the purpose or purposes of the proposed meeting and the only business which may be conducted at a special meeting shall be the matter or matters set forth in the notice of such meeting.

                        13.     [RESERVED]

                        14.     Conduct of Meetings.  The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. At every meeting of stockholders, the Chairman of the Board of Directors, or in his or her absence or inability to act, the Vice Chairman of the Board of Directors, or, in his or her absence or inability to act, the Chief Executive Officer, or in his or her absence or inability to act, the President (if a different individual than the Chief Executive Officer), or in his or her absence or inability to act, the person whom the Chairman of the Board of Directors shall appoint, shall act as chairman of, and preside at, the meeting. The Secretary or, in his or her absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants.

                        15.      Written Consent of Stockholders Without a Meeting.  Any action to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 15, written consents signed by a sufficient number of holders to take action are delivered to the Corporation as aforesaid. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those stockholders who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

                   16.       Fixing the Record Date.  (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote therewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting: (i) when no prior action by the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. Delivery shall be by hand or by certified or registered mail, return receipt requested.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

DIRECTORS

                                17.     General Powers.  The management of all the affairs, property and business of the Corporation shall be vested in a Board of Directors consisting of not less than five, nor more than fifteen persons, the exact number to be fixed from time to time by resolution of a majority of the directors.  Directors shall be divided into three classes, the size of each class to be determined by the directors prior to the election of a particular class.  At each annual meeting, directors shall be elected for a term of three years to replace those whose terms shall expire or for the remaining term of the class for which such directors have been chosen, as the case may be, and shall hold office until their successors shall be duly elected and qualified or until the director’s earlier death, resignation, disqualification or removal.  The Board of Directors may adopt such rules and procedures, not inconsistent with the Amended and Restated Certificate of Incorporation, these by-laws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

                        18.     Newly Created Directorships and Vacancies.  Any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Board of Directors, may be filled by the affirmative votes of a majority of the remaining members of the Board of Directors, although less than a quorum. A director so elected shall be elected to hold office until the earlier of the expiration of the term of office of the director whom he or she has replaced, a successor is duly elected and qualified or the earlier of such director's death, resignation or removal.

                        19.      Resignation.   Any director may resign at any time by notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later time as is therein specified.

                        20.     Meetings.  Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board or its Chairman.

                        21.     Special Meetings.  Special meetings of the Board may be called by the Chairman of the Board or by the Vice Chairman on at least twenty-four (24) hours’ notice to each director, given by one of the means specified in Section 24 hereof other than by mail or on at least three (3) days’ notice if given by mail.  Special meetings shall be called by the Chairman of the Board or by the Vice Chairman or Secretary in like manner and on like notice on the written request of any three (3) directors.

                        22.     Quorum of Directors.  At all meetings of the Board of Directors a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Amended and Restated Certificate of Incorporation or by these by-laws.

                        23.     Telephone Meetings. The Directors may hold all of their meetings at such office of the Corporation or such other place as they may from time to time determine.  Board of Directors or Board of Directors committee meetings may also be held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard. Participation by a director in a meeting pursuant to this Section 23 shall constitute presence in person at such meeting.

                        24.      Notices.   Subject to Section 21 and Section 25 hereof, whenever notice is required to be given to any director by applicable law, the Amended and Restated Certificate of Incorporation or these by-laws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such director at such director's address as it appears on the records of the Corporation, facsimile, email or by other means of electronic transmission.

                        25.      Waiver of Notice.  Whenever the giving of any notice to directors is required by applicable law, the Amended and Restated Certificate of Incorporation or these by-laws, a waiver thereof, given by the director entitled to the notice given by one of the means specified in Section 24, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board of Directors or committee meeting need be specified in any waiver of notice.

                        26.      Action Without Meeting.  Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

                        27.     Other Powers.  In addition to the powers and authorities by these by-laws expressly conferred upon them the Board may exercise all such powers of the Corporation, and do all such legal acts and things as are not by statute or by the Amended and Restated Certificate of Incorporation or these by-laws directed or required to be exercised or done by the stockholders.  The Board may also make any rules and regulations for the transaction of the Corporation's business and the conduct, powers and duties of its officers and employees, not inconsistent with the statutes or the certificate of incorporation of the Corporation or these by-laws.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

                        28.     Indemnification.  (a)  The Corporation shall, to the maximum extent permitted from time to time under the Delaware General Corporation Law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

                                  (b)        The Corporation shall, to the maximum extent permitted from time to time under the Delaware General Corporation Law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including with respect to employee benefit plans, against expenses (including attorneys' fees and expenses) actually and reasonably incurred by such person in connection with the investigation, preparation to defend and defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                                  (c)        Any person seeking indemnification under this Section 28 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary be established by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                                  (d)       (i) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section 28.  (ii) Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Section 28.

                                  (e)        The indemnification provided by this Section 28 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                  (f)        The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 28.

                        The foregoing rights of indemnification shall not be exclusive of other rights to which such director, officer, employee or agent may be entitled as a matter of law.

COMMITTEES OF THE BOARD OF DIRECTORS

                        29.      Committees of the Board of Directors.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it to the extent so authorized by the Board of Directors. Unless the Board of Directors provides otherwise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board of Directors provides otherwise, each committee designated by the Board of Directors may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to these by-laws.

COMPENSATION OF DIRECTORS

                        30.     Compensation of Directors.  At the first meeting of the Board of Directors following the annual meeting of stockholders or at any other meeting of the Board of Directors as the Board shall so designate, a majority of the Directors shall have the power to set fees for their services, and for services on any committee, special or standing.

OFFICERS

                        31.     Officers.  The officers of the Corporation shall be chosen by the directors.  There shall be a Chief Executive Officer and a President (which such roles may be fulfilled by the same individual), one or more Vice-Presidents, a Secretary and Treasurer.  The Secretary and Treasurer may be the same person and any of the Vice-Presidents may hold at the same time the office of Secretary or Treasurer.  The Board of Directors may also appoint such other officers and agents from their members, or otherwise, as shall be deemed necessary including Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers who shall hold their offices for such term and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

                        32.      Term.   The officers and agents of the Corporation shall hold office until their successors are chosen and qualify in their stead.  Any officer or agent elected, or appointed, by the Board may be removed at any time by an affirmative vote of a majority of the whole Board of Directors.  The removal of an officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Should any vacancy occur among the officers, the position shall be filled for the unexpired portion of the term by appointment made by the Board of Directors if such replacement shall be desired by the Board or required by applicable law.

                        33.     Chairman of the Board.  The Chairman of the Board of Directors shall be chosen by the directors from amongst their number and shall preside at all meetings of the stockholders and the Board of Directors.  The Chairman shall not be deemed an officer, but he or she, with the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, may sign all certificates of the shares of the capital stock of the Corporation.  The Chairman shall be an ex officio member of any and all committees.

                        34.     Vice Chairman of the Board.  The Board of Directors may elect, from amongst their number, a Vice Chairman of the Board of Directors who, in the absence of the Chairman of the Board, shall preside at all meetings of stockholders and Board of Directors.  The Vice Chairman shall not be deemed an officer of the Corporation.  With the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, he or she may sign all certificates of shares of the capital stock of the Corporation.  The Vice Chairman shall perform such other duties as may be assigned to the Vice Chairman by the Board of Directors.

                        35.     Chief Executive Officer.  The Board of Directors may appoint an officer to serve as Chief Executive Officer.  The Chief Executive Officer shall have such duties as shall be determined from time to time by the Board.  The Chief Executive Officer, in the absence of the Chairman of the Board and the Vice Chairman of the Board, shall preside at all meetings of the stockholders and if a Director, the Board of Directors.

                        36.     President.  The President, in the absence of the Chairman of the Board, Vice Chairman of the Board and Chief Executive Officer, shall preside at all meetings of the stockholders and, if a Director, the Board of Directors.  Unless otherwise limited by the Board of Directors,  the President shall have power to sign and execute all authorized bonds, contracts or other obligations in the name of the Corporation and with the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary may sign all certificates of the shares of the capital stock of the Corporation.  The President shall have general supervision over the business of the Corporation and other duties incident to the office of President, and shall perform such other duties as may be assigned to the President by the Board of Directors.

                        37.     Vice Presidents.  Except as otherwise provided by the Board of Directors, in the absence or disability of the President, the Executive Vice President, the Senior Vice Presidents and the other Vice-Presidents, as designated by the Board of Directors, shall perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors or the President shall prescribe.

                        38.     Secretary.  The Secretary shall attend all sessions of the Board and all meetings of the stockholders, and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required.  He or she shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or the President, under whose supervision he or she shall be.  The Secretary shall be sworn to the faithful discharge of his or her duty.  The Secretary shall keep in safe custody the seal of the Corporation and shall see that it is affixed to all documents, the execution of which, on behalf of the corporation, under its seal, is necessary and proper, and when so affixed may attest the same.

                        39.     Treasurer.  The Treasurer shall have the custody of the corporate funds and securities, except as otherwise provided by the Board of Directors, and shall cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors.  He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Directors, at the regular meetings of the Board, or whenever the Board may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

                        40.     Officer  Vacancies.  If the office of any officer or agent, one or more, becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the Directors then in office, although less than a quorum, by a majority vote, may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred.

                        41.     Duties of Officers May Be Delegated.  In case of the absence of any officer of the Corporation, or for any other reason that the President or the Board of Directors may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director; provided that a majority of the entire Board concur therein.

STOCK

                        42.     Certificates Representing Shares.  The shares of stock of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates such certificates shall be in the form approved by the Board of Directors. Any or all such signatures may be facsimiles. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.  The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued.  They shall exhibit the holder's name and number of shares and shall be signed by or in the name of the Corporation by the Chairman of the Board, the Vice Chairman of the Board or President, and the Treasurer, or an Assistant Treasurer, or the Secretary, or an Assistant Secretary as previously set forth herein.

                        43.      Transfers of Stock.  Stock of the Corporation shall be transferable in the manner prescribed by law and in these by-laws. Transfers of stock shall be made on the books of the Corporation only by the person named as the holder thereof on the stock records of the Corporation, by such person's attorney lawfully constituted in writing, and in the case of shares represented by a certificate upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. To the extent designated by the President or any Vice President or the Treasurer of the Corporation, the Corporation may recognize the transfer of fractional uncertificated shares, but shall not otherwise be required to recognize the transfer of fractional shares.

                        44.      Transfer Agents and Registrars.  The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

                        45.     Registered Stockholders.  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

                        46.      Lost, Stolen or Destroyed Certificates.  The Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or the owner's legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or uncertificated shares.

                        47.     Inspection of Books.  The directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically open to inspection) or any of them shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

GENERAL PROVISIONS

                   48.      Checks, Notes, Drafts, Etc.  All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

                        49.      Fiscal Year.  The fiscal year shall begin on the first day of each calendar year and end on the last day of each calendar year.

                        50.     Dividends.   Subject to applicable law and the Amended and Restated Certificate of Incorporation, dividends upon the capital stock of the Corporation, when earned, may be declared by the Board of Directors at any regular or special meeting.  Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by applicable law or the Amended and Restated Certificate of Incorporation.  Before payment of any dividend or making any distribution of profits, there may be set aside out of the surplus or net profits of the Corporation, such a sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interests of the Corporation.

                       51.       Conflict With Applicable Law or Certificate of Incorporation.  These by-laws are adopted subject to any applicable law and the Amended and Restated Certificate of Incorporation. Whenever these by-laws may conflict with any applicable law or the Amended and Restated Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Amended and Restated Certificate of Incorporation.

AMENDMENTS

                       52.        Amendments.  These by-laws may be amended, altered, changed, adopted and repealed or new by-laws adopted by the Board of Directors. The stockholders may make additional by-laws and may alter and repeal any by-laws whether such by-laws were originally adopted by them or otherwise.